Exhibit 5.6

CONSENT OF Jeffrey Cassoff

November 25, 2025

VIA EDGAR

United States Securities and Exchange Commission

Re:	Nouveau Monde Graphite Inc. (the “Company”)
Registration Statement on Form F-10 of the Company filed on November 25, 2025 (the “Form F-10”)

I, Jeffrey Cassoff, employed with BBA Inc., hereby consent to (i) the written disclosure regarding:

•	Chapters 15 and 16 with the exception of Sections 16.7, 16.8 and 16.9, but including 16.7.3, 16.7.4 and 16.8.3, as well as contributions for the relevant portions of Chapters 1, 25, 26 and 27 of the of the Technical Report titled “Technical Report: 2025 Feasibility Study for the Matawinie Graphite Mine, Saint-Michel-des-Saints, Québec, Canada” dated November 12, 2025;

•	Chapters 15 and 16, as well as contributions for the relevant portions of Chapters 1, 21, 25, 26 and 27 of the Technical Report titled “NI 43-101 Technical Report – PEA Report for the Uatnan Mining Project” dated February 24, 2023 with an effective date of January 10, 2023;

•	the Mineral Reserve Estimate for the Matawinie Mineral Reserve for the West Zone in the Company’s Management’s Discussion and Analysis for the year ended December 31, 2024, the Material Change Report dated April 3, 2025 and Material Change Report dated November 19, 2025 and the Matawinie Mine Mineral Reserves in the Company’s Annual Information Form for the year ended December 31, 2024; and

•	the scientific and technical information within the Material Change Report dated April 3, 2025 and the Material Change Report dated November 19, 2025;

and(ii) references to the undersigned’s name (a) in connection with the preparation and review of the aforementioned scientific or technical information contained in or incorporated by reference into the short form base shelf prospectus and (b) under the caption “Interests of Experts” in the short form base shelf prospectus, in each case, included in or incorporated by reference in this Form F-10 being filed by the Company with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Jeffrey Cassoff
Jeffrey Cassoff
BBA Inc.